UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   March 5, 2007

Career Education Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2895 Greenspoint Parkway, Suite 600, Hoffman Estates, IL	60169
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (847) 781-3600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2007, Career Education Corporation (the “Company”) issued a press release announcing the appointment of Gary E. McCullough, age 48, as the Company’s President and Chief Executive Officer, effective March 5, 2007.  The Company’s Board of Directors (the “Board”) also increased the size of the Board from eight members to nine members and elected Mr. McCullough to the Board for a term commencing on March 5, 2007, and expiring on the date of the Company’s 2007 annual meeting of the stockholders or until his successor is elected.  Prior to the appointment of Mr. McCullough, Robert E. Dowdell, the Chairman of the Board who had been serving as the Company’s interim President and Chief Executive Officer, resigned as interim President and Chief Executive Officer, effective March 5, 2007. Mr. Dowdell will continue to serve as non-executive Chairman of the Board.  A copy of the Company’s press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Mr. McCullough served as Senior Vice President of Abbott Laboratories and President of its Ross Products Division, a manufacturer of a variety of pediatric and adult nutritional products, from December 2003 to March 2007.  From March 2000 until joining Abbott, Mr. McCullough served as Senior Vice President - Americas of Wm. Wrigley Jr. Company.  Mr. McCullough is a Director of The Sherwin Williams Company.

On March 5, 2007 (the “Effective Date”), the Company and Mr. McCullough entered into an employment agreement by and among Mr. McCullough, the Company, and CEC Employee Group, LLC, (the “Agreement”), pursuant to which Mr. McCullough will serve as the Company’s President and Chief Executive Officer.  The initial term of the Agreement ends on March 5, 2010, subject to automatic extension for one additional year (extending the term to March 5, 2011) and on each succeeding March 5 thereafter unless either party delivers timely written notice to the other party of such party’s election not to extend the term further.  Under the Agreement, Mr. McCullough will be paid an initial annual base salary of $800,000 (the “Base Salary”), pro rated for 2007 from the Effective Date.  The Base Salary will be reviewed on an annual basis by the Compensation Committee of the Board (the “Committee”) and may be increased, but not decreased, by the Committee in its sole discretion.  Mr. McCullough is also eligible for a performance-based annual cash bonus to be based on annual quantitative and qualitative performance targets established by the Committee, provided that Mr. McCullough’s annual cash bonus level target is set at one hundred percent of the Base Salary and the maximum to be paid in any fiscal year may not exceed two hundred percent of the Base Salary.  For 2007, Mr. McCullough is entitled to receive a guaranteed cash bonus of not less than fifty-percent of the Base Salary, pro rated from the Effective Date.

The Agreement further provides that on the Effective Date, the Company will grant to Mr. McCullough (1) 27,250 shares of restricted stock and an option to purchase 114,050 shares of the Company’s common stock (collectively, the “Initial Grant”), (2) 25,250 shares of restricted stock and an option to purchase 33,150 shares of the Company’s common stock (collectively, the “Inducement Grant”), and (3) 72,000 shares of restricted stock and an option to purchase 55,350 shares of the Company’s common stock (collectively, the “Signing Bonus Grant”).  The stock option award portions of the Initial Grant and the Inducement Grant will vest in four equal installments on each of the first four anniversaries of the grant date.  The restricted stock portions of the Initial Grant and the Inducement Grant will vest on the third anniversary of the grant date.  Fifty percent of the restricted stock and stock options issued pursuant to the Signing Bonus Grant will vest on the first anniversary of the grant date, and the remainder of the grant will vest on the second anniversary of the grant date.  The Initial Grant, the Inducement Grant, and stock option award portion of the Signing Bonus Grant will be made under the Company’s 1998 Employee Incentive Compensation Plan, as amended (the “Plan”). The restricted stock portion of the Signing Bonus Grant will be made outside of the Plan without shareholder approval as permitted by Section 4350 of the Nasdaq Marketplace Rules.

The Agreement provides that in the event that Mr. McCullough’s employment is terminated (1) by the Company other than for “cause” (as defined in the Agreement) or by providing written notice of intent not to extend the term of Mr. McCullough’s employment beyond March 5, 2010, or (2) by Mr. McCullough for “good reason” (as defined in the Agreement), the Company will pay to Mr. McCullough (A) any accrued but unpaid base salary earned through the date of termination, (B) any accrued but unpaid cash bonus with respect to the Company’s fiscal year prior to the year in which the date of termination occurs, (C) the amount of Mr. McCullough’s accrued current year bonus for the fiscal year in which the date of termination occurs multiplied by a fraction, the numerator of which is the number of days from the first day of the fiscal year of the Company in which the termination occurs through and including the date of termination, and the denominator of which is 365, (D) continuation of base salary for a period of two years following the date of termination, (E) a lump sum cash payment equal to two times the average of the cash bonus paid to Mr. McCullough in respect of the last two fiscal years ending prior to the date of termination, and, (F) for two years following the date of termination, the Company will provide continued health, dental, and vision benefit coverage and life and disability insurance coverage for Mr. McCullough and, where applicable, Mr. McCullough’s spouse and eligible dependents, at the same or greater benefit levels in effect immediately prior to his termination, plus a cash payment equal on an after-tax basis to the amount of the Company’s contributions that would have otherwise been made under the Company’s qualified and non-qualified retirement plans during such two-year period (collectively, the “Severance Benefits”).  In addition, under the termination circumstances described above, stock options and restricted stock awarded to Mr. McCullough pursuant to the Signing Bonus Grant and the Inducement Grant will become fully vested as of the date of termination. In addition, if Mr. McCullough is terminated due to his death or disability, the Initial Grant, the Inducement Grant, and the Signing Bonus Grant will become fully vested as of the date of termination.

The Agreement provides for excise tax gross-up payments to be made by the Company in certain situations.  In the event of Mr. McCullough’s termination (1) by reason of his death or disability, (2) by the Company without cause, including non-extension of the term of the Agreement, or (3) by Mr. McCullough for good reason, Mr. McCullough is entitled to receive an excise tax gross-up payment from the Company if any payments that Mr. McCullough receives under the Agreement are determined to be excess parachute payments under Section 280G of the Internal Revenue Code (the “Code”).  In addition, Mr. McCullough may be entitled to receive a gross-up payment from the Company if any payments that Mr. McCullough receives under the Agreement become subject to the additional tax imposed by Section 409A of the Code with respect to deferred compensation.  This gross-up payment is only payable if such additional tax cannot be avoided by amendment of the applicable arrangement, and the gross-up payment is subject to further requirements under the Agreement.

Mr. McCullough does not have any family relationship with any other executive officer of the Company, with any director of the Company, or with any person selected to become an officer or a director of the Company.  Neither Mr. McCullough nor any member of his immediate family is a party to any transactions or proposed transactions with the Company.

The description of the terms of the Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits

10.1	Employment Agreement by and among Gary E. McCullough, Career Education Corporation, and CEC Employee Group, LLC, dated as of March 5, 2007.

99.1

Press Release issued by Career Education Corporation, dated March 6, 2007, announcing the appointment of Gary E. McCullough as President and Chief Executive and the election of Mr. McCullough to the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREER EDUCATION CORPORATION

By:	/s/ Patrick K. Pesch
Patrick K. Pesch
Executive Vice President, Chief Financial
Officer, and Assistant Secretary

Dated: March 8, 2007

Exhibit Index

Exhibit Number	Description of Exhibits

10.1	Employment Agreement by and among Gary E. McCullough, Career Education Corporation, and CEC Employee Group, LLC, dated as of March 5, 2007.

99.1

Press Release issued by Career Education Corporation, dated March 6, 2007, announcing the appointment of Gary E. McCullough as President and Chief Executive and the election of Mr. McCullough to the Board of Directors.